Exhibit 99.1

Nine Energy Service Announces First Quarter 2026 Results

●	Revenue, net income and adjusted EBITDAA of $88.4 million, $107.9 million and $0.9 million, respectively, for the predecessor period[1]

●	Revenue, net loss and adjusted EBITDA of $41.6 million, $(1.3) million and $2.1 million, respectively, for the successor period[1]

●	Expect second quarter 2026 revenue of $136 - $146 million and adjusted EBITDA of $10.0 - $15.0 million

●	Nine has surpassed over 500,000 ScorpionTM Composite Plugs sold

●	Total liquidity as of March 31, 2026 of $46.9 million

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE American: NINE) reported revenues of $88.4 million, net income of $107.9 million, or $2.65 per diluted share and $2.65 per basic share, and adjusted EBITDA of $0.9 million for the predecessor period. Nine reported revenues of $41.6 million, net loss of $(1.3) million, or $(0.09) per diluted share and $(0.09) per basic share, and adjusted EBITDA of $2.1 million for the successor period.

“The first quarter was an unusual and complex period from a financial reporting perspective,” said Ann Fox, President and Chief Executive Officer of Nine Energy Service. “During the quarter, we entered and successfully emerged from Chapter 11 and implemented fresh start accounting effective March 5, resulting in several required reporting changes, including the revaluation of our assets. In addition, net income and adjusted EBITDA for our predecessor period was negatively impacted by a $5.5 million non-cash inventory write-down. Importantly, we believe these items are now largely behind us, and we expect improved financial results beginning in the second quarter. Following this process, the Company has been transformed in meaningful ways, and I am confident that Nine is now in a stronger financial position as we begin our next chapter of growth.”

“Shifting to the market, the U.S. rig count remained stable throughout the quarter; however, weather-related disruptions led to operational inefficiencies early in the quarter and negatively impacted revenue and earnings during our predecessor period, most notably within our Wireline division. As conditions normalized, operating efficiency improved, leading to stronger monthly run rates as the quarter progressed. Pricing across our service lines remained largely stable compared to exit rates at the end of 2025.”

[1]	“Predecessor period” is defined as January 1, 2026 through March 5, 2026, and “successor period” is defined as March 6, 2026 through March 31, 2026. On March 5, 2026 (the “Plan Effective Date”), the Company emerged from bankruptcy, and in connection therewith, the Company applied fresh start accounting on such date. The application of fresh start accounting resulted in a new basis of accounting and the Company becoming a new entity for financial reporting purposes, which is referred to as the “Successor.” The Company prior to the application of fresh start account is referred to as the “Predecessor.” With the application of fresh start accounting, the Company allocated its reorganization value to its individual assets based on their estimated fair. The Plan Effective Date fair values of the Successor’s assets and liabilities differ materially from their recorded values as reflected on the historical balance sheet of the Predecessor. Accordingly, the Predecessor and Successor financial information are not comparable. For additional information on the Company’s application of fresh start accounting, see Note 4 – Fresh Start Accounting in Item 1 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026.

“The macro environment continues to be highly dynamic. Recent improvement in oil prices has increased optimism for U.S. land activity in the second half of the year relative to expectations at the end of 2025. Should commodity prices remain at current levels in conjunction with a more constructive outlook, incremental rig additions and the completion of DUCs are possible. Thus far in in the second quarter, customer activity plans remain largely unchanged, and overall U.S. rig counts have been flat.”

“Natural gas prices were supportive, averaging $4.71 in the first quarter compared to $3.73 in the fourth quarter of 2025. Natural gas-weighted basins, including the Haynesville, continue to represent an attractive opportunity for Nine. We are focused on ensuring the organization is well positioned to capture incremental activity in these basins. We recently opened a new wireline facility in the Haynesville and look to leverage our established customer relationships and long track record of success to help drive profitable market share gains.”

“Looking ahead to the second quarter, we expect continued operational normalization and efficiency gains as well as normalized financial reporting. As a result, we anticipate sequential improvement in revenue and earnings compared to the predecessor and successor periods.”

“I believe Nine is well positioned operationally with financial flexibility, which will allow us to execute on our strategic priorities while navigating a dynamic market environment. We remain focused on disciplined execution and profitable growth and we are confident in the long-term value potential of Nine.”

Operating Results

During the predecessor period, the Company reported revenues of $88.4 million, gross profit of $2.0 million and adjusted gross profitB of $7.8 million. During the successor period, the Company reported revenues of $41.6 million, gross profit of $3.8 million and adjusted gross profitB of $6.0 million.

During the predecessor period, the Company reported general and administrative (“G&A”) expense of $13.1 million and depreciation and amortization expense (“D&A”) of $5.9 million. During the successor period, the Company reported G&A expense of $4.6 million and D&A expense of $2.3 million.

The income tax provision recorded for the predecessor period was approximately $0.1 million. The income tax benefit recorded for the successor period was approximately $0.1 million. The income tax provision/(benefit) recorded for both periods was primarily attributed to state and non-U.S. income taxes.

Liquidity and Capital Expenditures

During the predecessor period, the Company reported net cash used in operating activities of $10.0 million. During the successor period, the Company reported net cash used in operating activities of $2.4 million. Capital expenditures for the predecessor period totaled $1.9 million and $3.7 million for the successor period. The Company’s full-year 2026 capital expenditures guidance is $20 to $30 million.

As of March 31, 2026, Nine’s cash and cash equivalents were $11.2 million, and the Company had $35.7 million of availability under its revolving credit facility, resulting in a total liquidity position of $46.9 million as of March 31, 2026. On March 31, 2026, the Company had $90.4 million of borrowings under its revolving credit facility. On April 28, 2026, the Company borrowed an additional $5.0 million under the revolving credit facility.

ABSee end of press release for definitions of these non-GAAP measures. These measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss), gross profit or any other measure determined in accordance with GAAP. Certain items excluded from these measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Our computation of these measures may not be comparable to other similarly titled measures of other companies.

Conference Call Information

The call is scheduled for Thursday, May 14, 2026, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through May 28, 2026 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13759688.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. Forward-looking statements included herein relate to, among other things, our strategy and prospects, future operations, financial position and financial results, estimated future revenues and earnings. All forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil-producing countries or regions, particularly Iran and elsewhere in the Middle East, Russia, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil-exporting nations; general economic conditions and inflation, particularly cost inflation with labor or materials; the effects of tariffs and other trade measures on the Company’s business and on the onshore oil and natural gas industry generally; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business domestically and internationally; our recent emergence from bankruptcy, which may adversely affect our business and relationships; seasonal and adverse weather conditions; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; cybersecurity risks; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Interim CFO and SVP, Strategic Development and Investor Relations

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Successor	Predecessor
	Period from March 6, 2026 through March 31, 2026	Period from January 1, 2026 through March 5, 2026	Three Months Ended December 31, 2025
Revenues	$41,603	$88,392	$132,166
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	35,600	80,546	111,723
General and administrative expenses	4,623	13,052	19,854
Depreciation	2,205	3,963	5,813
Amortization of intangibles	68	1,984	2,796
Loss on revaluation of contingent liability	—	—	48
Gain on sale of property and equipment	(37)	(147)	(2,576)
Loss from operations	(856)	(11,006)	(5,492)
Interest expense	542	5,256	13,889
Interest income	(1)	(82)	(111)
Reorganization items, net	—	(124,059)	—
Other income	(53)	(109)	(162)
Income (loss) before income taxes	(1,344)	107,988	(19,108)
Provision (benefit) for income taxes	(91)	109	115
Net income (loss)	$(1,253)	$107,879	$(19,223)
Income (loss) per share
Basic	$(0.09)	$2.65	$(0.47)
Diluted	$(0.09)	$2.65	$(0.47)
Weighted average shares outstanding
Basic	13,949,990	40,650,388	41,306,039
Diluted	13,949,990	40,659,260	41,306,039
Other comprehensive loss (income), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$32	$158	$(322)
Total other comprehensive income (loss), net of tax	32	158	(322)
Total comprehensive income (loss)	$(1,221)	$108,037	$(19,545)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	Successor	Predecessor
	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$11,249	$18,449
Restricted cash	10,616	1,393
Accounts receivable, net	88,270	75,979
Inventories, net	50,550	56,553
Prepaid expenses	12,106	13,538
Other current assets	2,064	2,919
Total current assets	174,855	168,831
Property and equipment, net	109,013	64,266
Operating lease right of use assets, net	32,482	34,105
Finance lease right of use assets, net	52	16
Intangible assets, net	9,103	68,063
Other long-term assets	535	4,183
Total assets	$326,040	$339,464
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$41,453	$43,564
Accrued expenses	23,662	27,764
Income taxes payable	374	356
Current portion of long-term debt	3,978	6,310
Current portion of operating lease obligations	12,454	13,409
Current portion of finance lease obligations	50	6
Total current liabilities	81,971	91,409
Long-term liabilities
Long-term debt	90,439	341,572
Long-term operating lease obligations	19,602	21,352
Other long-term liabilities	45	87
Total liabilities	192,057	454,420
Stockholders’ equity (deficit)
Predecessor common stock (120,000,000 shares authorized at $0.01 par value; 43,326,339 shares issued and outstanding at December 31, 2025)	—	433
Successor common stock (70,000,000 shares authorized at $0.01 par value; 13,949,990 shares issued and outstanding at March 31, 2026)	139	—
Additional paid-in capital	135,065	808,432
Accumulated other comprehensive income (loss)	32	(5,187)
Accumulated deficit	(1,253)	(918,634)
Total stockholders’ equity (deficit)	133,983	(114,956)
Total liabilities and stockholders’ equity (deficit)	$326,040	$339,464

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Successor	Predecessor
	Period from March 6, 2026 through March 31, 2026	Period from January 1, 2026 through March 5, 2026	Three Months Ended December 31, 2025
Cash flows from operating activities
Net income (loss)	$(1,253)	$107,879	$(19,223)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	2,205	3,963	5,813
Amortization of intangibles	68	1,984	2,796
Amortization of deferred financing costs and non-cash interest	134	2,421	4,134
Amortization of operating leases	1,048	2,930	4,107
Provision for (recovery of) doubtful accounts	—	82	(36)
Provision for inventory obsolescence	—	2,462	244
Stock-based compensation expense	—	1,890	455
Gain on sale of property and equipment	(37)	(147)	(2,576)
Loss on revaluation of contingent liability	—	—	48
Non-cash reorganization items, net	—	(139,231)	—
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	(9,163)	(3,211)	5,502
Inventories, net	(183)	2,059	19
Prepaid expenses and other current assets	17	1,658	(7,653)
Accounts payable and accrued expenses	5,176	8,883	9,601
Income taxes receivable/payable	(91)	109	187
Operating lease obligations	(296)	(3,674)	(4,104)
Other assets and liabilities	(41)	(8)	(1,487)
Net cash used in operating activities	(2,416)	(9,951)	(2,173)
Cash flows from investing activities
Proceeds from sales of property and equipment	15	286	27
Proceeds from property and equipment casualty losses	25	628	2,165
Purchases of property and equipment	(3,482)	(2,950)	(2,624)
Net cash used in investing activities	(3,442)	(2,036)	(432)
Cash flows from financing activities
Proceeds from Prepetition ABL Facility	—	3,000	—
Payments on Prepetition ABL Facility	—	(67,349)	—
Proceeds from DIP ABL Facility	—	79,495	—
Payments of DIP ABL Facility	—	(82,568)	—
Proceeds from Exit ABL Facility	—	89,479	—
Proceeds from short-term debt	—	-	9,570
Payments of short-term debt	(782)	(1,550)	(3,260)
Principal payments on finance leases	(5)	(11)	(7)
Net cash provided by (used in) financing activities	(787)	20,496	6,303
Impact of foreign currency exchange on cash	70	89	(331)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(6,575)	8,598	3,367
Cash, cash equivalents, and restricted cash
Beginning of period	28,440	19,842	16,475
End of period	$21,865	$28,440	$19,842

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Successor	Predecessor
	Period from March 6, 2026 through March 31, 2026	Period from January 1, 2026 through March 5, 2026	Three Months Ended December 31, 2025
Net income (loss)	$(1,253)	$107,879	$(19,223)
Interest expense	542	5,256	13,889
Interest income	(1)	(82)	(111)
Depreciation	2,205	3,963	5,813
Amortization of intangibles	68	1,984	2,796
Provision (benefit) for income taxes	(91)	109	115
EBITDA	$1,470	$119,109	$3,279
Loss on revaluation of contingent liability(1)	—	—	48
Reorganization items, net	—	(125,640)	—
Restructuring charges and other expenses(2)	555	5,408	7,200
Stock-based compensation	—	1,890	455
Cash award expense	121	250	701
Gain on sale of property and equipment	(37)	(147)	(2,576)
Adjusted EBITDA	$2,109	$870	$9,107

(1)	Amounts relate to the revaluation of contingent liability associated with a 2018 acquisition.

(2)	For the successor period, amounts relate to professional fees incurred after the Plan Effective Date in relation to the Chapter 11 cases. For the predecessor period, amounts relate to professional fees related to the Chapter 11 cases that were incurred prior to the date the Company filed the Chapter 11 cases.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Successor	Predecessor
	Period from March 6, 2026 through March 31, 2026	Period from January 1, 2026 through March 5, 2026	Three Months Ended December 31, 2025
Calculation of gross profit:
Revenues	$41,603	$88,392	$132,166
Cost of revenues (exclusive of depreciation and amortization shown separately below)	35,600	80,546	111,723
Depreciation (related to cost of revenues)	2,162	3,886	5,699
Amortization of intangibles	68	1,984	2,796
Gross profit	$3,773	$1,976	$11,948

Adjusted gross profit reconciliation:
Gross profit	$3,773	$1,976	$11,948
Depreciation (related to cost of revenues)	2,162	3,886	5,699
Amortization of intangibles	68	1,984	2,796
Adjusted gross profit	$6,003	$7,846	$20,443

AAdjusted EBITDA is defined as EBITDA (which is net income (loss) before interest, taxes, and depreciation and amortization) further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) loss or gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation and cash award expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes adjusted EBITDA provides useful information to us and our investors regarding our financial condition and results of operations because it allows us and them to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business. The Company has not provided projected net income or a reconciliation of projected adjusted EBITDA to projected net income, the closest GAAP financial measure. Management cannot predict with a reasonable degree of accuracy certain of the components of net income, such as stock-based compensation expense and/or cash award expense, which is affected by factors including future personnel needs, turnover and retention needs and the future price of our common stock. As such, projected net income, and a reconciliation of projected adjusted EBITDA to projected net income, are not available without unreasonable efforts.

BAdjusted gross profit (loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Management believes adjusted gross profit (loss) provides useful information to us and our investors regarding our financial condition and results of operation and helps management evaluate our operating performance by eliminating the impact of depreciation and amortization, which we do not consider indicative of our core operating performance.